POWER OF ATTORNEY

Know all by these present, that the undersigned hereby constitutes and appoints each of Bryan Yoon and Barbara Duncan of Intercept Pharmaceuticals, Inc. (the “Company”), and Brian Hoffmann, Victoria Rutwind, Allison Sherrier and Rebecca Ricks of Clifford Chance US LLP, signing singly, with full power of substitution, the undersigned’s true and lawful attorney-in-fact to:

(1)	execute and deliver for and on behalf of the undersigned, forms and authentication documents for EDGAR Filing Access;

(2)	do and perform any and all acts for and on behalf of the undersigned which may be necessary or desirable to complete and execute any such forms and authentication documents;

(3)
execute and deliver for and on behalf of the undersigned, in the undersigned’s capacity as a 10% shareholder of the Company, Forms 3, 4 and 5 in accordance with Section 16(a) of the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder (the “Exchange Act”);

(4)	execute and deliver for and on behalf of the undersigned Schedules 13D and 13G, including any amendments thereto and related documentation, in accordance with Section 13 of the Exchange Act;

(5)
do and perform any and all acts for and on behalf of the undersigned which may be necessary or desirable to complete and execute any such Schedules 13D and 13G or Form 3, 4 or 5 and timely file such form with the United States Securities and Exchange Commission and any stock exchange, self-regulatory or similar authority; and

(6)
take any other action of any type whatsoever in connection with the foregoing which, in the opinion of such attorney-in-fact, may be of benefit to, in the best interest of, or legally required by the undersigned, it being understood that the documents executed by such attorney-in-fact on behalf of the undersigned pursuant to this Power of Attorney shall be in such form and shall contain such terms and conditions as such attorney-in-fact may approve in such attorney-in-fact’s discretion.

The undersigned hereby grants to each such attorney-in-fact full power and authority to do and perform any and every act and thing whatsoever requisite, necessary, or proper to be done in the exercise of any of the rights and powers herein granted, as fully to all intents and purposes as the undersigned might or could do if personally present, with full power of substitution or revocation, hereby ratifying and confirming all that such attorney-in-fact, or such attorney-in-fact’s substitute or substitutes, shall lawfully do or cause to be done by virtue of this Power of Attorney and the rights and powers herein granted. The undersigned acknowledges that the foregoing attorneys-in-fact, in serving in such capacity at the request of the undersigned, are not assuming, nor is the Company assuming, (i) any of the undersigned's responsibilities to comply with the requirements of the Exchange Act or any liability for the undersigned’s failure to comply with such requirements or (ii) any obligation or liability that the undersigned incurs for profit disgorgement under Section 16(b) of the Exchange Act.

This Power of Attorney shall remain in full force and effect until the undersigned is no longer required to file Schedules 13D or 13G, or Forms 3, 4 and 5, with respect to the undersigned’s holdings of and transactions in securities issued by the Company, unless earlier revoked by the undersigned in a signed writing delivered to the foregoing attorneys-in-fact.

This Power of Attorney does not revoke any other power of attorney that the undersigned has previously granted.

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            IN WITNESS WHEREOF, the undersigned has caused this Power of Attorney to be executed this 7th day of February, 2013.

/s/ Francesco Micheli
Francesco Micheli